Registration No. 333-217200

Filed Pursuant to Rule 433

Dated March 5, 2019

BIG TECH. BIG MOVES. BIG POTENTIAL. MicroScctors FANG+ exchange traded notes. Linked to the Linked to the FANG+ Index. Linked to the FANG Index. Leveraged an r exchange trac j Leveraged and inverse exchange traded notes. Leve age exc get nd nver<::e aed otes FNGU & FNGD t MicroSectors FAI\ FNGU & FNGD trad ing now. MicroSectors FANG+ exchange traded notes. Bank of Montteal has filed a registration statement (including a prospectus) with the SEC for the offerings to which this advertisement relates. Before you invest, you should read the prospectus in that registration statement and the other documents that Bank of Montreal has filed with the SEC for more complete information about Sank of Montreat and these offetings. You may obtain these documents free of charge by visiting thle SE C's website at http://www.sec.gCN. Alternatively, Bank of Montreal wi l arrange to send to you the prospectus (as supplemented by the applicable supplements) if you request it by calling its agent toll·ftee at 1·877-369-5412. FNGU & FNGD trad ing now. MicroSectors FANG+ exchange traded notes. ili•j#Mii 151